UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):   February 11, 2009

FOREST OIL CORPORATION

(Exact name of registrant as specified in its charter)

New York

(State or other jurisdiction of incorporation)

1-13515	25-0484900
(Commission File Number)	(IRS Employer Identification No.)

707 17th Street, Suite 3600, Denver, Colorado	80202
(Address of principal executive offices)	(Zip Code)

303.812.1400

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.              Other Events.

On February 11, 2009, we announced the pricing of our private offering to eligible purchasers of $600 million principal amount of 8.5% Senior Notes due 2014.  The notes mature on February 15, 2014 and are priced at 95.15% of the principal amount to yield 9.75% to maturity.  We intend to use the net proceeds from the offering to repay a portion of the outstanding borrowings under our bank credit facilities. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K.

The notes will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), or the security laws of any state and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws.  The notes may be resold by the initial purchasers pursuant to Rule 144A and Regulation S under the Securities Act.  The information contained in this Current Report on Form 8-K, including Exhibit 99.1, shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities in the notes offering or any other securities of Forest.

Item 9.01.              Financial Statements and Exhibits.

(d)           Exhibits

Exhibit	Description
99.1	Press release dated February 11, 2009, entitled “Forest Oil Announces Pricing of Private $600 Million Debt Offering.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOREST OIL CORPORATION
(Registrant)

Dated: February 12, 2009	By	/s/ CYRUS D. MARTER IV
Cyrus D. Marter IV
Senior Vice President, General Counsel and Secretary

INDEX TO EXHIBITS FILED WITH THE CURRENT REPORT ON FORM 8-K

Exhibit	Description

99.1	Forest Oil Corporation press release dated February 11, 2009 entitled “Forest Oil Announces Pricing of Private $600 Million Debt Offering.”